Exhibit 99.1

McKESSON REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS
AND PROVIDES FISCAL 2026 GUIDANCE;
ANNOUNCES INTENT TO SEPARATE MEDICAL-SURGICAL SOLUTIONS

IRVING, Texas, May 8, 2025 - McKesson Corporation (NYSE:MCK) today announced results for the fourth quarter and fiscal year ended March 31, 2025.

Fourth Quarter Highlights:
•Consolidated revenues of $90.8 billion increased 19%.
•Earnings per diluted share of $10.01 increased $3.99.
•Adjusted Earnings per Diluted Share of $10.12 increased 64%.

Full Year Highlights:
•Consolidated revenues of $359.1 billion increased 16%.
•Earnings per diluted share of $25.72 increased $3.33.
•Adjusted Earnings per Diluted Share of $33.05 increased 20%.
•Cash flow from operations of $6.1 billion and Free Cash Flow of $5.2 billion.

"McKesson delivered strong fourth quarter performance reporting revenue growth of 19% and Adjusted Earnings per Diluted Share growth of 64%. This marks another year of strong financial results, above our long-term targets, underpinned by operational execution against our strategic priorities, and disciplined and focused capital deployment," said Brian Tyler, chief executive officer. "The strength of our core pharmaceutical distribution business, expansion of our Oncology platform, and continued growth of our differentiated biopharma solutions businesses led to strong results. I want to thank Team McKesson for their hard work and dedication this past quarter and throughout fiscal 2025."

"As we look ahead to fiscal 2026, we are well positioned to build on our operating momentum, accelerate growth through our strategic priorities, and target investments to accelerate growth and modernize the portfolio."

Outlook:
•Establishing fiscal 2026 Adjusted Earnings per Diluted Share guidance range of $36.75 to $37.55 which indicates 11% to 14% forecasted growth compared to the prior year. Excluding fiscal 2025 net gains associated with McKesson Ventures' equity investments, the guidance range indicates 13% to 16% forecasted growth.
•The Company does not forecast GAAP earnings per diluted share1.
•Reaffirming long-term Adjusted Earnings per Diluted Share growth target of 12% to 14% and updating long-term Adjusted Segment Operating Profit growth target for U.S. Pharmaceutical from 5% to 7% to a new target of 6% to 8%.

1 See below under "Fiscal 2026 Outlook" for full explanation

Strategic Portfolio Update for the Medical-Surgical Solutions Segment
Today McKesson is announcing its intention to separate its Medical-Surgical Solutions segment into an independent company ("NewCo"). Disciplined portfolio management is a hallmark of our enterprise strategy. McKesson believes a separation will further enhance the strategic opportunity and operational focus of both companies and unlock value for McKesson shareholders. The separation would advance McKesson and NewCo's ability to create value for customers, partners, patients, and shareholders. With a separation of Medical-Surgical Solutions, McKesson will focus the Company and its capital deployment priorities on opportunities that best align with its long-term enterprise strategies, advancing McKesson's portfolio to focus investment on higher growth, higher margin opportunities in Oncology and Biopharma Solutions, unlocking substantial value for stakeholders.

"Disciplined capital deployment and portfolio management are hallmarks of our strategy," said Mr. Tyler. "In alignment with our strategy, we are announcing our intent to separate the Medical-Surgical Solutions segment into an independent company. This action is designed to unlock significant value for both McKesson and Medical-Surgical Solutions, as each focuses on maximizing growth and delivering operational excellence in their respective markets as world-class healthcare services and solutions leaders. We believe that the separation will deliver sustainable long-term growth for both companies."

NewCo would be a differentiated medical surgical supply and solutions company with a compelling leadership position, attractive margins, and potential for growth acceleration across all the alternate sites of care markets. The separation advances McKesson and NewCo's ability to create value for customers, partners, patients, and shareholders with increased investment and dedicated capital allocation.

A separation would result in two well-capitalized, world-class companies, well-positioned to pursue their respective strategic growth priorities.

McKesson is committed to exploring all opportunities to execute a separation in a manner that maximizes shareholder value and anticipates providing more information as appropriate on the form and timing as the process progresses.

Fiscal 2025 Fourth Quarter and Full Year Result Summary

	Fourth Quarter			Full Year
($ in millions, except per share amounts)	FY25	FY24	Change	FY25	FY24	Change
Revenues	$90,823	$76,355	19%	$359,051	$308,951	16%
Net income attributable to McKesson Corporation	1,260	791	59	3,295	3,002	10
Adjusted Earnings[2]	1,274	813	57	4,234	3,679	15
Earnings per diluted common share attributable to McKesson Corporation	10.01	6.02	66	25.72	22.39	15
Adjusted Earnings per Diluted Share[2]	10.12	6.18	64	33.05	27.44	20
[2] Adjusted results in this earnings release are non-GAAP financial measures; refer to the accompanying definitions and reconciliation schedules
Fourth quarter revenues were $90.8 billion, an increase of 19% from a year ago, primarily driven by growth in the U.S. Pharmaceutical segment, due to increased prescription volumes from retail national customers and growth in the distribution of specialty products, including higher volumes in oncology.

Fourth quarter earnings per diluted share was $10.01 compared to $6.02 a year ago, an increase of $3.99. Full year earnings per diluted share was $25.72 compared to $22.39 a year ago, an increase of $3.33.

Fourth quarter Adjusted Earnings per Diluted Share was $10.12 compared to $6.18 a year ago, an increase of 64%, driven by a lower tax rate and strong operational growth across the business. Full year Adjusted Earnings per Diluted Share was $33.05 compared to $27.44 a year ago, an increase of 20%, driven by strong operational growth across the business and a lower share count.

For the full year, McKesson returned $3.5 billion of cash to shareholders, which included $3.1 billion of common stock repurchases and $345 million of dividend payments. During the fiscal year, McKesson generated cash from operations of $6.1 billion, and invested $859 million in capital expenditures, resulting in Free Cash Flow of $5.2 billion.

Business Highlights
•McKesson continued to advance and expand its oncology and biopharma platforms.
◦On August 26, 2024, McKesson announced an agreement to acquire a controlling interest in Florida Cancer Specialists & Research Institute LLC's Core Ventures. The transaction is anticipated to close on June 2, 2025, subject to customary closing conditions.
◦In the past year, McKesson's biopharma services platform helped patients save more than $10 billion on brand and specialty medications, helped to prevent 12 million prescriptions from being abandoned due to affordability challenges, and helped patients access their medicine more than 100 million times.
•On April 2, 2025, McKesson announced completion of the acquisition of an 80% controlling interest of PRISM Vision Holdings, LLC, a leading provider of general ophthalmology and retina management services.

U.S. Pharmaceutical Segment
Fourth Quarter
•Revenues were $83.2 billion, an increase of 21%, driven by increased prescription volumes from retail national customers and growth in the distribution of specialty products, including higher volumes in oncology.
•Segment Operating Profit was $1.3 billion. Adjusted Segment Operating Profit was $1.1 billion, an increase of 17%, driven by higher volumes from retail national account customers and growth in the distribution of specialty products to providers and health systems.
Full Year
•Revenues were $327.7 billion, an increase of 18%, driven by increased prescription volumes from retail national customers and growth in the distribution of specialty products, including higher volumes in oncology.
•Segment Operating Profit was $4.0 billion. Adjusted Segment Operating Profit was $3.7 billion, an increase of 12%, driven by growth in the distribution of specialty products to providers and health systems and higher volumes from retail national account customers.

Prescription Technology Solutions Segment
Fourth Quarter
•Revenues were $1.3 billion, an increase of 13%, driven by increased prescription volumes in the third-party logistics and technology services businesses.
•Segment Operating Profit was $248 million. Adjusted Segment Operating Profit was $285 million, an increase of 34%, driven by higher demand for access solutions.

Full Year
•Revenues were $5.2 billion, an increase of 9%, driven by increased prescription volumes in the third-party logistics and technology services businesses.
•Segment Operating Profit was $875 million. Adjusted Segment Operating Profit was $1.0 billion, an increase of 15%, driven by growth in access and affordability solutions.

Medical-Surgical Solutions Segment
Fourth Quarter
•Revenues were $2.9 billion, an increase of 1%, driven by higher volumes of specialty pharmaceuticals, partially offset by lower volumes, customer mix, and product demand shifts across the primary care channel.
•Segment Operating Profit was $227 million. Adjusted Segment Operating Profit was $285 million, an increase of 15%, driven by operational efficiencies from the cost optimization initiatives.
Full Year
•Revenues were $11.4 billion, an increase of 1%, driven by higher volumes of specialty pharmaceuticals, partially offset by lower volumes, customer mix, and product demand shifts across the primary care channel.
•Segment Operating Profit was $773 million. Adjusted Segment Operating Profit was $1.0 billion, flat to prior year, driven by operational efficiencies from the cost optimization initiatives, offset by lower contributions in the primary care channel.

International Segment
Fourth Quarter
•Revenues were $3.5 billion, a decrease of 2%, driven by the divestiture of the Canada-based Rexall and Well.ca retail businesses, partially offset by higher pharmaceutical distribution volumes in the Canadian business.
•Segment Operating Profit was $94 million. Adjusted Segment Operating Profit was $102 million, an increase of 9%, driven by higher pharmaceutical distribution volumes in the Canadian business.
Full Year
•Revenues were $14.7 billion, an increase of 4%, driven by higher pharmaceutical distribution volumes in the Canadian business.
•Segment Operating Loss was $213 million. Adjusted Segment Operating Profit was $428 million, an increase of 13%, driven by higher pharmaceutical distribution volumes in the Canadian business, and discontinued recording of depreciation and amortization on Canada-based Rexall and Well.ca retail businesses, which were divested in the third quarter of fiscal 2025.

Fiscal 2026 Outlook
McKesson does not provide forward-looking guidance on a GAAP basis as the company is unable to provide a quantitative reconciliation of forward-looking Non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort. McKesson cannot reasonably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are generally uncertain and depend on various factors, many of which are beyond the company's control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

McKesson anticipates fiscal 2026 Adjusted Earnings per Diluted Share of $36.75 to $37.55 to reflect strong operating momentum across the businesses, strength of its financial position, and a balanced approach to capital deployment.

Long-Term Growth Targets
McKesson continues to strengthen its portfolio of differentiated assets and capabilities, advancing health outcomes for all. As a result of continued, consistent strong execution against its strategic initiatives, McKesson is updating and reaffirming the following long-term growth targets:

•Reaffirming long-term Adjusted Earnings per Diluted Share growth target of 12% to 14%.
•Updating U.S. Pharmaceutical long-term Adjusted Segment Operating Profit growth target to 6% to 8% from previous range of 5% to 7%.
•Reaffirming Prescription Technology Solutions long-term Adjusted Segment Operating Profit growth target of 11% to 12%.

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Thursday, May 8th at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Event
McKesson management will be participating in the following investor event:
•BofA Securities 2025 Healthcare Conference, May 13, 2025

The audio webcasts, and a complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Interest Expense, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. Any discussion of our intent to separate our Medical-Surgical Solutions segment into an independent company, other anticipated or completed transactions, including the anticipated closings thereof,or synergies expected therefrom, litigation outcomes, financial outlook, guidance, trends, strategy, plans, assumptions, expectations, commitments, and intentions may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our publicly available filings with the Securities and Exchange Commission and news releases.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we experience losses not covered by insurance or indemnification; we are subject to frequently changing, extensive, complex, and challenging healthcare and other laws; we from time to time record significant charges from impairment to goodwill, intangibles, and other long-lived assets; we experience cybersecurity incidents that might significantly compromise our technology systems or might result in material data breaches; we experience significant problems with information systems or networks; we may be unsuccessful in achieving our strategic growth objectives; we may be unsuccessful in our efforts to implement initiatives to reduce or optimize our costs; we might be unable to successfully complete or integrate acquisitions or other strategic transactions, especially in the timeframes noted; we may not receive anticipated benefits from acquisitions or other strategic transactions; we are impacted by customer purchase reductions, contract non-renewals, payment defaults, and bankruptcies; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; our use of third-party data is subject to risks and limitations that could impede the growth of our data services business; we might be unable to successfully recruit and retain qualified employees; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; we are adversely impacted by changes or disruptions in product supply and have difficulties in sourcing or selling products due to a variety of causes; we are adversely impacted as a result of our distribution of generic pharmaceuticals; we are adversely impacted by changes in the economic environments in which we operate; changes affecting capital and credit markets might impede access to credit, increase borrowing costs, and disrupt banking services for us and our customers and suppliers and might impair the financial soundness of our customers and suppliers; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we might be adversely impacted by conditions and events outside of our control, such as widespread public health issues, natural disasters, and geopolitical factors; we may be adversely affected by global climate change or by regulatory or market responses to such change; and evolving expectations and regulatory requirements related to governance and sustainability matters, including those concerning human capital management, climate change, environmental responsibility, and social impact may have an adverse effect on our business, financial condition, and results of operations and damage our reputation.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Our Stories.

Contacts:
Investors
Investors@McKesson.com

Media Relations
MediaRelations@McKesson.com

Schedule 1

McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,			Year Ended March 31,
	2025	2024	Change	2025	2024	Change
Revenues	$90,823	$76,355	19%	$359,051	$308,951	16%
Cost of sales	(87,184)	(72,770)	20	(345,728)	(296,123)	17
Gross profit	3,639	3,585	2	13,323	12,828	4
Selling, distribution, general, and administrative expenses	(1,975)	(2,189)	(10)	(8,507)	(8,657)	(2)
Claims and litigation charges, net	—	(149)	(100)	(108)	(147)	(27)
Restructuring, impairment, and related charges, net	(73)	(31)	135	(286)	(115)	149
Total operating expenses	(2,048)	(2,369)	(14)	(8,901)	(8,919)	—
Operating income	1,591	1,216	31	4,422	3,909	13
Other income, net	(31)	34	(191)	202	132	53
Interest expense	(45)	(80)	(44)	(265)	(252)	5
Income before income taxes	1,515	1,170	29	4,359	3,789	15
Income tax expense	(209)	(340)	(39)	(878)	(629)	40
Net income	1,306	830	57	3,481	3,160	10
Net income attributable to noncontrolling interests	(46)	(39)	18	(186)	(158)	18
Net income attributable to McKesson Corporation	$1,260	$791	59%	$3,295	$3,002	10%

Earnings per common share attributable to McKesson Corporation (a)
Diluted	$10.01	$6.02	66%	$25.72	$22.39	15%
Basic	$10.06	$6.06	66%	$25.86	$22.54	15%

Dividends declared per common share	$0.71	$0.62	15%	$2.75	$2.40	15%

Weighted-average common shares outstanding
Diluted	125.9	131.6	(4)%	128.1	134.1	(4)%
Basic	125.2	130.7	(4)	127.4	133.2	(4)%
(a)Certain computations may reflect rounding adjustments.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2025 and 2024 as well as our
Annual Report on Form 10-K for fiscal 2025 and 2024.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,			Year Ended March 31,
	2025	2024	Change	2025	2024	Change
Net income (GAAP)	$1,306	$830	57%	$3,481	$3,160	10%
Net income attributable to noncontrolling interests (GAAP)	(46)	(39)	18	(186)	(158)	18
Net income attributable to McKesson Corporation (GAAP)	1,260	791	59	3,295	3,002	10
Pre-tax adjustments:
Amortization of acquisition-related intangibles	50	63	(21)	226	249	(9)
Transaction-related expenses and adjustments (1) (2)	49	17	188	761	10	—
LIFO inventory-related adjustments	(3)	(246)	(99)	82	(157)	152
Gains from antitrust legal settlements	(260)	(24)	983	(444)	(244)	82
Restructuring, impairment, and related charges, net (3)	68	31	119	344	115	199
Claims and litigation charges, net (4)	—	149	(100)	108	147	(27)
Other adjustments, net (5) (6) (7)	100	27	270	(62)	762	(108)
Income tax effect on pre-tax adjustments	12	6	100	(70)	(198)	(65)
Net income attributable to noncontrolling interests effect on pre-tax adjustments	(2)	(1)	100	(6)	(7)	(14)
Adjusted Earnings (Non-GAAP)	$1,274	$813	57%	$4,234	$3,679	15%

Earnings per diluted common share attributable to McKesson Corporation (GAAP) (a)	$10.01	$6.02	66%	$25.72	$22.39	15%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.28	0.37	(24)	1.29	1.42	(9)
Transaction-related expenses and adjustments	0.32	0.11	191	5.81	0.15	—
LIFO inventory-related adjustments	(0.02)	(1.38)	(99)	0.47	(0.86)	155
Gains from antitrust legal settlements	(1.53)	(0.13)	—	(2.57)	(1.35)	90
Restructuring, impairment, and related charges, net	0.40	0.19	111	1.98	0.66	200
Claims and litigation charges, net	—	0.85	(100)	0.62	0.82	(24)
Other adjustments, net	0.66	0.15	340	(0.27)	4.21	(106)
Adjusted Earnings per Diluted Share (Non-GAAP) (a)	$10.12	$6.18	64%	$33.05	$27.44	20%

Diluted weighted-average common shares outstanding	125.9	131.6	(4)%	128.1	134.1	(4)%
(a)Certain computations may reflect rounding adjustments.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,			Year Ended March 31,
	2025	2024	Change	2025	2024	Change
Gross profit (GAAP)	$3,639	$3,585	2%	$13,323	$12,828	4%
Pre-tax adjustments:
LIFO inventory-related adjustments	(3)	(246)	(99)	82	(157)	152
Gains from antitrust legal settlements	(260)	(24)	983	(444)	(244)	82
Restructuring, impairment, and related charges, net (3)	(5)	—	—	58	—	—
Other adjustments, net	17	—	—	17	—	—
Adjusted Gross Profit (Non-GAAP)	$3,388	$3,315	2%	$13,036	$12,427	5%

Total operating expenses (GAAP)	$(2,048)	$(2,369)	(14)%	$(8,901)	$(8,919)	—%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	50	63	(21)	226	249	(9)
Transaction-related expenses and adjustments (1) (2)	44	12	267	741	(12)	—
Restructuring, impairment, and related charges, net (3)	73	31	135	286	115	149
Claims and litigation charges, net (4)	—	149	(100)	108	147	(27)
Other adjustments, net (5)	(4)	27	(115)	(209)	762	(127)
Adjusted Operating Expenses (Non-GAAP)	$(1,885)	$(2,087)	(10)%	$(7,749)	$(7,658)	1%

Other income (loss), net (GAAP)	$(31)	$34	(191)%	$202	$132	53%
Pre-tax adjustments:
Transaction-related expenses and adjustments	—	—	—	(1)	—	—
Other adjustments, net (6) (7)	87	—	—	130	—	—
Adjusted Other Income (Non-GAAP)	$56	$34	65%	$331	$132	151%

Interest expense (GAAP)	$(45)	$(80)	(44)%	$(265)	$(252)	5%
Pre-tax adjustments:
Transaction-related expenses and adjustments	5	5	—	21	22	(5)
Adjusted Interest Expense (Non-GAAP)	$(40)	$(75)	(47)%	$(244)	$(230)	6%

Income tax expense (GAAP)	$(209)	$(340)	(39)%	$(878)	$(629)	40%
Tax adjustments:
Amortization of acquisition-related intangibles	(12)	(13)	(8)	(55)	(53)	4
Transaction-related expenses and adjustments (1) (2)	(8)	(2)	300	(16)	12	(233)
LIFO inventory-related adjustments	—	64	(100)	(22)	41	(154)
Gains from antitrust legal settlements	67	6	—	115	63	83
Restructuring, impairment, and related charges, net (3)	(18)	(6)	200	(90)	(27)	233
Claims and litigation charges, net (4)	—	(37)	(100)	(28)	(37)	(24)
Other adjustments, net (5) (6) (7)	(17)	(6)	183	26	(197)	113
Adjusted Income Tax Expense (Non-GAAP)	$(197)	$(334)	(41)%	$(948)	$(827)	15%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Interest Expense (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,
	2025			2024			Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$83,166	$—	$83,166	$68,790	$—	$68,790	21%		21%
Prescription Technology Solutions	1,339	—	1,339	1,180	—	1,180	13		13
Medical-Surgical Solutions	2,853	—	2,853	2,837	—	2,837	1		1
International	3,461	—	3,461	3,548	—	3,548	(2)		(2)
Corporate	4	—	4	—	—	—	—		—
Revenues	$90,823	$—	$90,823	$76,355	$—	$76,355	19%		19%

OPERATING PROFIT
U.S. Pharmaceutical (3)	$1,292	$(240)	$1,052	$1,059	$(158)	$901	22%		17%
Prescription Technology Solutions	248	37	285	188	24	212	32		34
Medical-Surgical Solutions (3)	227	58	285	213	35	248	7		15
International	94	8	102	70	24	94	34		9
Subtotal	1,861	(137)	1,724	1,530	(75)	1,455	22		18
Corporate expenses, net (3) (7)	(301)	136	(165)	(280)	87	(193)	8		(15)
Income before interest expense and income taxes	$1,560	$(1)	$1,559	$1,250	$12	$1,262	25%		24%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical	1.55%		1.26%	1.54%		1.31%	1	bp	(5) bp
Prescription Technology Solutions	18.52		21.28	15.93		17.97	259		331
Medical-Surgical Solutions	7.96		9.99	7.51		8.74	45		125
International	2.72		2.95	1.97		2.65	75		30
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Year Ended March 31,
	2025			2024			Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$327,717	$—	$327,717	$278,739	$—	$278,739	18%		18%
Prescription Technology Solutions	5,216	—	5,216	4,769	—	4,769	9		9
Medical-Surgical Solutions	11,386	—	11,386	11,313	—	11,313	1		1
International	14,721	—	14,721	14,130	—	14,130	4		4
Corporate	11	—	11	—	—	—	—		—
Revenues	$359,051	$—	$359,051	$308,951	$—	$308,951	16%		16%

OPERATING PROFIT
U.S. Pharmaceutical (3) (4) (5) (6)	$4,002	$(289)	$3,713	$2,786	$529	$3,315	44%		12%
Prescription Technology Solutions (2)	875	86	961	835	2	837	5		15
Medical-Surgical Solutions (3)	773	249	1,022	952	67	1,019	(19)		—
International	(213)	641	428	319	59	378	(167)		13
Subtotal	5,437	687	6,124	4,892	657	5,549	11		10
Corporate expenses, net (1) (3) (4) (7) (8)	(813)	307	(506)	(851)	203	(648)	(4)		(22)
Income before interest expense and income taxes	$4,624	$994	$5,618	$4,041	$860	$4,901	14%		15%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical	1.22%		1.13%	1.00%		1.19%	22	bp	(6) bp
Prescription Technology Solutions	16.78		18.42	17.51		17.55	(73)		87
Medical-Surgical Solutions	6.79		8.98	8.42		9.01	(163)		(3)
International	(1.45)		2.91	2.26		2.68	(371)		23
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	March 31, 2025	March 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$5,691	$4,583
Receivables, net	25,643	21,622
Inventories, net	23,001	21,139
Prepaid expenses and other	1,063	626
Total current assets	55,398	47,970
Property, plant, and equipment, net	2,502	2,316
Operating lease right-of-use assets	1,782	1,729
Goodwill	10,022	10,132
Intangible assets, net	1,464	2,110
Other non-current assets	3,972	3,186
Total assets	$75,140	$67,443

LIABILITIES AND DEFICIT
Current liabilities
Drafts and accounts payable	$55,330	$47,097
Current portion of long-term debt	1,191	50
Current portion of operating lease liabilities	258	295
Other accrued liabilities	4,825	4,915
Total current liabilities	61,604	52,357
Long-term debt	4,463	5,579
Long-term deferred tax liabilities	1,029	917
Long-term operating lease liabilities	1,478	1,466
Long-term litigation liabilities	5,601	6,113
Other non-current liabilities	2,659	2,610
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized, 279 and 278 shares issued at March 31, 2025 and March 31, 2024, respectively	3	3
Additional paid-in capital	8,373	8,048
Retained earnings	17,921	14,978
Accumulated other comprehensive loss	(932)	(881)
Other	—	—
Treasury shares, at cost, 154 and 148 shares at March 31, 2025 and March 31, 2024, respectively	(27,439)	(24,119)
Total McKesson Corporation stockholders’ deficit	(2,074)	(1,971)
Noncontrolling interests	380	372
Total deficit	(1,694)	(1,599)
Total liabilities and deficit	$75,140	$67,443

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Year Ended March 31,
	2025	2024
OPERATING ACTIVITIES
Net income	$3,481	$3,160
Adjustments to reconcile to net cash used in operating activities:
Depreciation	242	253
Amortization	394	382
Asset impairment charges	98	43
Deferred taxes	(110)	(603)
Charges (credits) associated with last-in, first-out inventory method	82	(157)
Non-cash operating lease expense	245	228
Loss (gain) from sales of businesses and investments	485	(17)
Provision for bad debts	(130)	819
Other non-cash items	424	233
Changes in assets and liabilities:
Receivables	(3,935)	(2,954)
Inventories	(2,270)	(1,294)
Drafts and accounts payable	8,301	4,587
Operating lease liabilities	(404)	(339)
Taxes	(136)	331
Litigation liabilities	(401)	(395)
Other	(281)	37
Net cash provided by operating activities	6,085	4,314

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(537)	(431)
Capitalized software expenditures	(322)	(256)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(24)	(272)
Proceeds from sales of businesses and investments, net	179	47
Other	(29)	(160)
Net cash used in investing activities	(733)	(1,072)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	15,086	19,964
Repayments of short-term borrowings	(15,086)	(19,964)
Proceeds from issuances of long-term debt	498	991
Repayments of long-term debt	(519)	(288)
Purchase of U.S. government obligations for the satisfaction and discharge of long-term debt	—	(647)
Common stock transactions:
Issuances	101	116
Share repurchases	(3,146)	(3,025)
Dividends paid	(345)	(314)
Other	(554)	(175)
Net cash used in financing activities	(3,965)	(3,342)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(16)	6
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,371	(94)
Cash, cash equivalents, and restricted cash at beginning of period	4,585	4,679
Cash, cash equivalents, and restricted cash at end of period	5,956	4,585
Less: Restricted cash at end of period included in Prepaid expenses and other	(265)	(2)
Cash and cash equivalents at end of period	$5,691	$4,583

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Year Ended March 31,
	2025	2024	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by operating activities	$6,085	$4,314	41%
Net cash used in investing activities	(733)	(1,072)	(32)
Net cash used in financing activities	(3,965)	(3,342)	19
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(16)	6	(367)
Net increase (decrease) in cash, cash equivalents, and restricted cash	$1,371	$(94)	—%

FREE CASH FLOW (NON-GAAP)
Net cash provided by operating activities	$6,085	$4,314	41%
Payments for property, plant, and equipment	(537)	(431)	25
Capitalized software expenditures	(322)	(256)	26
Free Cash Flow (Non-GAAP)	$5,226	$3,627	44%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

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McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Transaction-related expenses and adjustments for the year ended March 31, 2025 includes a net loss of $667 million (pre-tax and after-tax), respectively, to remeasure assets and liabilities held for sale to fair value less costs to sell related to an agreement to sell certain of our Canadian businesses. Net charges (pre-tax and after-tax) of $605 million included within International, and $62 million included within Corporate expenses, net. These net charges are primarily to remeasure assets and liabilities held for sale to fair value less costs to sell, including the effect of accumulated other comprehensive income balances associated with the disposal group, and are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Transaction-related expenses and adjustments for the year ended March 31, 2024 includes a pre-tax gain of $78 million ($58 million after-tax) related to fair value remeasurement of the contingent consideration liability recognized as part of our acquisition of Rx Savings Solutions, LLC. The gain, within Prescription Technology Solutions, resulted from remeasurement of the liability to fair value at the end of each reporting period based on the estimated amount and timing of projected operational and financial information and the probability of achievement of performance milestones. This gain is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables

(3)Restructuring, impairment, and related charges, net for the three months and year ended March 31, 2025 includes pre-tax charges of $68 million ($50 million after-tax) and $344 million ($254 million after-tax), respectively, primarily within Medical-Surgical Solutions, U.S. Pharmaceutical, and Corporate expenses, net. The three months and year ended March 31, 2024 includes pre-tax charges of $31 million ($25 million after-tax) and $115 million ($88 million after-tax), respectively, primarily within Corporate expenses, net, International, and U.S. Pharmaceutical. These charges are included under "gross profit" and "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Claims and litigation charges, net for the year ended March 31, 2025 includes pre-tax charges of $114 million ($86 million after-tax) related to our estimated liability for opioid-related claims of a nationwide group of certain third-party payors. We recorded charges of $57 million ($43 million after-tax) within Corporate expenses, net and $57 million ($43 million after-tax) within U.S. Pharmaceutical. The three months and year ended March 31, 2024 includes pre-tax charges of $149 million ($112 million after-tax) related to our estimated liability for opioid-related claims of a nationwide class of acute care hospitals. We recorded charges of $75 million ($56 million after-tax) within Corporate expenses, net and $74 million ($56 million after-tax) within U.S. Pharmaceutical. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(5)Other adjustments, net for the year ended March 31, 2025 includes a pre-tax credit of $206 million ($152 million after-tax), and for the year ended March 31, 2024 includes pre-tax charges of $725 million ($536 million after-tax) within U.S. Pharmaceutical related to the bankruptcy petition filing of our customer, Rite Aid Corporation (including certain of its subsidiaries, "Rite Aid") filed in October 2023. The charge within the second quarter of fiscal 2024 represents the remaining uncollected trade accounts receivable balance as of September 30, 2023 due to us from Rite Aid. After Rite Aid successfully emerged from bankruptcy in August 2024, we reassessed our initial estimates made in conjunction with the previously reserved prepetition balances including cash received during the period, resulting in the credit recorded in the second quarter of fiscal 2025. Management believes the credit and charge are not reflective of allowances and estimated recoveries recorded in the normal course of operations and are related to Rite Aid's bankruptcy reorganization, and therefore are excluded from the determination of our adjusted results (Non-GAAP). These amounts are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(6)Other adjustments, net for the year ended March 31, 2025 includes a pre-tax charge of $43 million ($31 million after-tax) within U.S. Pharmaceutical related to a loss from one of the Company's investments in equity securities. This charge is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

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(7)Other adjustments, net for three months and year ended March 31, 2025 includes a pre-tax charge of $87 million and ($73 million after-tax) representing settlement charges, including the effect of accumulated other comprehensive income balances, related to our frozen U.K. defined benefit pension plan, within Corporate expenses, net. This charge is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(8)During the year ended March 31, 2025, the Company recognized a pre-tax net gain of $100 million ($74 million after-tax) within Corporate expenses, net related to a recapitalization event of one of our investments in equity securities, which resulted in an increase to the carrying value of this investment. This gain was recorded in “other income, net” in the Condensed Consolidated Statements of Operations (GAAP) provided in Schedule 1 of the accompanying financial statement tables.

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McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Interest Expense (Non-GAAP): We define Adjusted Interest Expense as GAAP interest expense, excluding transaction-related expenses and adjustments related to net interest expense incurred from cross-currency swaps used to hedge the changes in the fair value of the Company's foreign currency-denominated notes resulting from changes in benchmark interest rates and foreign currency exchange rates. The foreign currency-denominated notes were previously designated as non-derivative net investment hedges of portions of the Company's net investments in its now-divested European businesses against the effect of exchange rate fluctuations on the translation of foreign currency balances to the U.S. dollar.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings per diluted common share attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization charges for intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, net interest expense impact of hedging foreign currency-denominated notes, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash charges or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust legal settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this press release.

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant, and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this press release

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Canadian dollars, Euro, and British pound sterling. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, share repurchases, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.